As filed with the Securities and Exchange Commission on January 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Verb Technology Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada	90-1118043
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

782 South Auto Mall Drive

American Fork, Utah 84003

(855) 250-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rory J. Cutaia

Chairman of the Board, Chief Executive Officer, President and Secretary

Verb Technology Company, Inc.

782 South Auto Mall Drive

American Fork, Utah 84003

(855) 250-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Zabi Nowaid, Esq. General Counsel Verb Technology Company, Inc. 782 South Auto Mall Drive American Fork, Utah 84003 (855) 250-2300	Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-252167)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$9,356,320	$867.33

(1)	There are being registered hereunder such indeterminate number of shares of the registrant’s common stock, $0.0001 par value per share (the “Common Stock”), as shall have an aggregate initial offering price not to exceed $9,356,320. The registrant previously registered securities with an aggregate offering price not to exceed $75,000,000 on a Registration Statement on Form S-3 (File No. 333-252167), which was filed by the registrant on January 15, 2021 and declared effective on January 22, 2021 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of the Common Stock having a proposed maximum aggregate offering price of $9,356,320 is hereby registered representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement and the Prior Registration Statement exceed the maximum aggregate offering price of all securities registered under such registration statements.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (this “Rule 462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an additional $9,356,320 in shares of the common stock, $0.0001 par value per share, of Verb Technology Company, Inc. (the “Company”).

This Rule 462(b) Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-252167) (the “Prior Registration Statement”), which was previously filed by the registrant with the Securities and Exchange Commission (the “Commission”) on January 15, 2021 and declared effective on January 22, 2021. The Prior Registration Statement registered securities with an aggregate offering price not to exceed $75,000,000. As of the date hereof, an aggregate of $24,004,703 of such securities has been issued and sold pursuant to the Prior Registration Statement. In addition, an aggregate of $4,051,617 of such securities may be sold in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act. Accordingly, an aggregate of $46,943,680 of securities are not subject to issuance pursuant to the “at-the-market” offerings and otherwise remain available to be offered and sold under the Prior Registration Statement (collectively, the “Unallocated Securities”). In accordance with Rule 462(b) under the Securities Act, the additional amount of Common Stock having a proposed maximum aggregate offering price of $9,356,320 that is being registered hereunder represents no more than 20% of the Unallocated Securities under the Prior Registration Statement.

Pursuant to Rule 462(b) under the Securities Act, the contents of the Prior Registration Statement, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein, and each of the exhibits thereto, are hereby incorporated by reference into this Rule 462(b) Registration Statement.

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).					X
24.1*	Power of Attorney.	S-3	333-252167	January 15, 2021

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of American Fork, State of Utah, on January 12, 2022.

VERB TECHNOLOGY COMPANY, INC.

By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Chairman of the Board, Chief Executive Officer, President and Secretary
(Principal Executive Officer}

By:	/s/ Jeffrey R. Clayborne
Jeffrey R. Clayborne
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rory J. Cutaia	Chairman of the Board, Chief Executive Officer, President and Secretary	January 12, 2022
Rory J. Cutaia	(Principal Executive Officer)

/s/ Jeffrey R. Clayborne	Chief Financial Officer	January 12, 2022
Jeffrey R. Clayborne	(Principal Financial and Accounting Officer)

*	Lead Independent Director	January 12, 2022
James P. Geiskopf

*	Director	January 12, 2022
Phillip J. Bond
*	Director	January 12, 2022
Kenneth S. Cragun

*	Director	January 12, 2022
Judith Hammerschmidt

*	Director	January 12, 2022
Nancy Heinen

*By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Attorney-in-Fact